UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 2, 2010

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 001-34135

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

TWO TECH DR, ANDOVER, MASSACHUSETTS 01810-2434
(Address of principal executive offices) (Zip Code)

978-289-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on June 2, 2010. Proxies representing 7,031,988 shares were received. The total shares outstanding as of the April 7, 2010 Record Date were 9,924,056. The following proposal was adopted by the votes specified below:

1.	The number of votes to elect three Class II Directors to hold office until the 2013 Annual Meeting of Stockholders was as follows:

	Number of Shares Voted For	Number of Shares Withheld
Class II Directors:
Dr. Francis J. Aguilar	5,292,283	1,739,705
Mr. John S. Anderegg, Jr.	5,332,454	1,699,534
Mr. Nickolas Stavropoulos	5,191,094	1,840,894

Continuing Class I directors and Class III Directors with terms expiring at the 2012 Annual Meeting of Stockholders and 2011 Annual Meeting of Stockholders, respectively, were as follows:

Class I Directors:
General George T. Babbitt (U.S.A.F., retired)
Lieutenant General Charles P. McCausland (U.S.A.F., retired)
W. Scott Thompson
Class III Directors:
Mr. Kenneth F. Kames
Mr. James P. Regan
Richard G. Tennant

2.	The number of votes to approve the Company’s Executive Long-Term Incentive Plan was 6,792,356 shares for, 132,428 shares against, and 107,204 shares abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

Date: June 4, 2010	/s/ David Keleher
Senior Vice President, Chief Financial Officer and Treasurer